Filed pursuant to Rule 433(d)
Registration Statement No. 333-131369

AB SVENSK EXPORTKREDIT
(Swedish Export Credit Corporation)

Commodity Linked Notes Linked to a Basket of Commodity Components

Due April 28, 2008
Final Term Sheet

Principal Amount:	$10,000,000 in the aggregate.

Trade Date:	April 12, 2007

Issue Date:	April 19, 2007

Stated Maturity Date:	April 28, 2008

Initial Reference Level:	393.10 for the S&P GS Gold-TR;

1318.40 for the S&P Enhanced Energy Strategy-TR;

2246.20 for the S&P GS Industrial-TR; and

1202.60 for the S&P GS A&L-TR

CUSIP:	00254ECD2

The Issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering.  Before you invest, you should read the prospectus for this offering in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and the offering.  You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the prospectus from Goldman, Sachs & Co. by calling 1-866-471-2526.